CONVENTION

                                      entre

IMMO-FINANCE CORPORATION
73725 El Paseo, Suite 21E
Palm Desert, California 92260

                                    designee ci-apres
                                    IMMO, d'une part

et

Monsier Yves BOISARD
7, rue Paul Kempf
78340 Louveciennes

Monsier Jean DARONDEL
Ferme les Marrionniers
14340 Cambremer

Monsier Yannick HENRIAT
Rue de la Butte
56920 Saint-Gonnery

Monsieur Jean-Louis PATAT
176, boulevard Malesherbes
75-17 Paris

Monsier Gilbert PEPIN
24, quai du 4 Septembre
92100 Boulogne

Monsier Pascal CHRISTEL
9, square de Clignancourt
75018 Paris

Monsier Yves CIROTTEAU
191, rue de l'Universite
75007 Paris


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Madame Genevieve GUILLEMIN
7, rue des acacias
75017 Paris

Monsier Alain MEUNIER
18, boulevard Lorimy
77120 Coulommiers

Monsier Jean-Marc RODEL
6, rue Nicolo
75016 Paris

                                                   ci-apres dessignes
                                                   les actionnaires

                                    PREAMBULE

Il est prealablement rappele que les actionnaires detiennent, entre eux, 30.000 actions A, 150 actions B et 7.497 obligations de la Societe Inoteb S.A., societe anonyme au capital de FF 11.992.500 dont le siege social est sis Le Guernol - BP26 - 56920 Saint-Gonnery France.

Le capital social d'Inoteb S.A. est compose de 58'500 actions d'une valeur nominale de FF 205 chacune.

Par decision de l'assemblee generale du 29 juin 1994 Inoteb a emis 8.650 obligations convertibles portant interet annuel au taux de 8%, chaque obligation donnant droit a convertion en une action B d'Inoteb, etant precise que les actionnaires apparaissant a la presente convention ont souscrit 7.497 des susdites obligations.

La repartition des actions et obligations susmentionnees entre les actionnaires susmentionnes est la suivante:

Monsieur Yves BOISARD 2.630 actions A et 860 obligations Monsieur Jean DARONDEL
6.710 actions A et 2.173 obligations Monsieur Yannick HENRIAT 6.728 actions A Monsieur Jean-Louis PATAT 6.710 actions A et 2.173 obligations Monsieur Gilbert PEPIN 6.730 actions A et 2.178 obligations Monsieur Pascal CHRISTEL 76 actions A Monsieur Yves CIRROTEAU 36 actions A


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Madame Genevieve GUILLEMIN 299 actions A, 148 actions B et
                                 113 obligations
Monsieur Alain MEUNIER 80 actions A, 1 action B
Monsieur Jean-Marc RODEL 1 action A, 1 action B

Les actionnaires apparaissant a la presente convention detiennent en total
30.150 actions et 7.497 obligations d'Inoteb.

Pour memoire il sera encore mentionne que l'Assemblee generale extraordinaire des actionnaires d'Inoteb du 21 decembre 1992 a autorise l'emission de 540 bons de souscription autonomes. L'exercice de ces bons (BSA 1) donnera droit a la souscription d'une action B et a l'attribution d'une action B gratuite. Les actionnaires apparaissant a la presente convention n'ont souscrit aucun de ces bons de souscription autonomes et la presente convention ne concerne en consequence aucun de ces bons de souscription lesquels seront cependant pris en compte pour le calcul de la valeur de l'action Inoteb dans le cadre de la presente convention.

Enfin, l'assemblee generale extraordinaire d'Inoteb du 6 avril 1993 a permis l'emission de 270 bons de souscription autonomes (BSA 2), chacun permettant de souscrire une action Inoteb B etant precise que les actionnaires apparaissant a la presente convention n'ont souscrit aucun de ces bons de souscription autonomes qui ne sont en consequence egalement pas concernes par la presente convention, mais egalement pris en compte pour le calcul de la valeur de l'action Inoteb dans le cadre de la presente convention.

Les actionnaires apparaissant a la presente convention detiennent 51,53% du capital actions d'Inoteb S.A. et 86,67% des obligations convertibles emises par Inoteb S.A.

Il est rappele que les bons de souscription autonomes emis par Inoteb le 21 decembre 1992 permettent de souscrire une action de categorie B et de se voir attribuer une action gratuite de categorie B. En consequence le 540 bons en question doivent etre pris en compte comme equivalant potentiellement a 1.080 actions Inoteb auxquelles il convient encore d'ajouter les 270 bons de souscription autonomes emis par Inoteb le 6 avril 1993, soit au total un potentiel de 1.350 actions d'Inoteb.

Pour la comprehension de la presente convention il est donc rappele que sont prises en compte 58.500 actions A et B, 8.650 obligations


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convertibles et 1.350 actions potentielles resultant des susdits bons de souscription autonomes, soit au total 68.500 titres Inoteb.

Il est egalement precise que la presente convention concerne toutes les actions et obligations emises par Inoteb et appartenant aux actionnaires apparaissant a la presente convention, soit pour ce qui les concerne un total de 37.647 titres.

Il est en outre rappele que le 2 aout 1995 Immo a accepte de prendre en compte, dans le cadre d'un echange de titres Inoteb, une valeur d'Inoteb a hauteur de US$ 15.000.000., soit FF 75.000.000 environ.

Il est cependant precise que les calculs apparaissant dans la presente convention seront etablis en US$.

En d'autres termes, Immo accepte de prendre en compte une valeur de US$ 219,97 par titre emis par Inoteb, etant precise qu'il s'agit des titres concernes par la presente convention.

Des lors qu'Immo s'est declaree d'accord le 2 aout 1995 d'accepter d'echanger ses propres titres a US$ 15.000.000, il est convenu entre les parties qu'une action ou une obligation Inoteb correspond, dans le cadre de la presente convention, a 27,5 actions Immo.

Les parties a la presente convention sont Immo et les actionnaires mentionnes a la page 1 qui contresigneront cette convention d'ici au 18 octobre 1995.

Ceci etant rappele, les parties conviennent ce qui suit

Article 1

Les parties conviennent que le texte des preambules susmentionne fait partie integrante de la presente convention.

Article 2

Immo offre par la presente aux actionnaires mentionnes a la page 1 d'echanger toutes leurs actions et obligations, soit au total 30.000 actions A, 150 actions B et 7.497 obligations convertibles, soit au total 37.647 titres Inoteb tel que ci-dessus decrit contre 1.035.292 actions Immo.

Article 3

Les actionnaires seront reputes accepter l'offre d'echange


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presentement formulee par Immo en apposant leur signature au bas de la presente convention au plus tard le 18 octobre 1995 etant entendu au'Immo ne sera liee par la presente convention que vis-a-vis des actionnaires qui l'auront contresign

Article 4

Des la signature de la presente convention les actionnaires qui l'auront contresignee, s'engagent a notifier celle-ci sans delai aux actionnaires investisseurs d'Inoteb et a Madame Marie-Christine Candelle, ceci en execution du << Pacte de preference et engagements particuliers >> du 29 septembre 1989, de son avenant du 21 decembre 1992 et du second avenant du 10 mai 1993. Il est precise que la presente convention est notifiee par Immo a tous les actionnaires mentionnes a la page 1 avec copie a Inoteb.

Article 5

Si a l'echeance du delai de 2 mois mentionne a l'article A4 du << pacte de preference et engagements particuliers >> susmentionne les beneficiaires n'usent pas de leur droit de preference qui devra s'appliquer a la totalite des titres proposes et acceptes par les actionnaires qui auront contresigne la presente convention, l'echange des titres aura effectivement lieu, Immo s'engageant a remettre a chacun des actionnaires apparaissant a la presente convention et ayant contresigne celle-ci 27,5 actions Immo par action ou obligation d'Inoteb contre remise des dites actions et obligations d'Inoteb.

Article 6

Immo confirme pour le compte de 3H Human Health Hightech Public Limited Company dont elle detient la quasi totalite du capital actions que le benefice net realise par 3H Human Health Hightech Public Limited Company, apres impots et pour un montant maximum de US$ 10.000.000 sera utilise les cinq prochaines annees, et ce a compter du 2 aout 1995, pour souscrire a des augmentations du capital d'Inoteb S.A. aux fins de mettre a la disposition d'Inoteb les fonds necessaires pour poursuivre ses travaux de recherche et de developpement. Le prix de souscription prendra en compte l'estimation d'Inoteb arretee a US$ 15.000.000, ce montant etant valorise de 8% chaque annee. Mais cet engagement valable jusqu'au ler aout 2000 entrera en vigueur a partir du moment ou Immo detiendra 51% du capital actions d'Inoteb.

Article 7

Immo confirme par ailleurs qu'elle emettra sur la base << best effort


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>> des titres sur le marche aux fins de lever d'ici au 31 juillet 1996 US$
5.000.000, au 31 juillet 1997 US$ 5.000.000 et au juillet 1998 US$ 5.000.000, montants qui seront utilises pour proceder a des augmentations de capital d'Inoteb, l'agio etant egalement calcule sur une estimation globale d'Inoteb arretee a US$ 15.000.000.

Article 8

Les actionnaires prennent note que les actions Immo qu'ils recevront en execution de la presente convention seront << restricted >> et ne pourront pas etre revendues pendant 3 ans et seront deposees sous dossiers a leur nom aupres de la Societe Financiere du Seujet S.A. / Societe Financiere Privee S.A. a Geneve. Il est neanmoins convenu entre les parties qu'apres deux ans les actionnaires apparaissant a la presente convention auront le droit de vendre 10% de leurs actions Immo et ceci en conformite avec la reglementation de la SEC.

Article 9

Immo declare que la presente convention la liera vis-a-vis des actionnaires qui l'auront contresignee d'ici au 18 octobre 1995 et les parties, soit les actionnaires signataires et Immo, declarent que la presente convention vaudra alors convention ferme et definitive d'echange d'actions sans qu'il soit necessaire de passer une nouvelle convention. Immo declare egalement expressement etre liee par sa propre signature jusqu'au 18 octobre 1995 et qu'il ne lui sera donc pas possible de se desister d'ici au 18 octobre 1995.

Article 10

Les parties a la presente convention s'emploieront alors sans delai a satisfaire a toutes les obligations legales francaises eventuellement necessaires. En d'autres termes, les parties a la presente convention subordonnent l'execution de leurs engagements respectifs a l'obtention de toute autorisation eventuellement necessaire des autorites competentes.

Article 11

L'echange des actions et obligations visees par la presente convention devra intervenir en une seule operation globalement a Geneve aupres de la Societe Financiere du Seujet S.A., 14, quai du Seujet.

Article 12

La presente convention est soumise au droit suisse.


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Article 13

Tout litige relatif a l'interpretation et/ou a l'execution de la presente convention sera soumis a la competence exclusive des Tribunaux de Geneve et le cas echaent du Tribunal Federal a Lausanne.

Immo-Finance Corporation

 .................................................le 6 octobre 1995

Monsieur Yves BOISARD

 .................................................le....octobre 1995

Monsieur Jean DARONDEL

 .................................................le....octobre 1995

Monsieur Yannick HENRIAT

 .................................................le....octobre 1995

Monsieur Jean-Louis PATAT

 .................................................le..18...octobre 1995

Monsieur Gilbert PEPIN

 .................................................le....octobre 1995

Monsieur Pascal CHRISTEL

 .................................................le....octobre 1995

Monsieur Yves CIROTTEAU

 ..................................................le....octobre 1995

Madame Genevieve GUILLEMIN

 ...................................................le....octobre 1995


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Monsieur Alain MEUNIER

 ...................................................le....octobre 1995

Monsieur Jean-Marc RODEL

 ...................................................le....octobre 1995


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INOTEB

Shareholder agreements

On September 29th, 1989 with codicils of December 21st, 1992 and May 10th, 1993, the Inoteb's shareholders agreed that any shareholder had the priority to purchase titles belonging to other shareholders if one of these shareholders wanted to sell his titles (shares or bonds).

In other words, if one shareholder of Inoteb wants to sell one or more titles issued by Inoteb and belonging to him for a price offered by a third party, he has to inform all the other Inoteb's shareholders about the purchase offer and its price. Each one of Inoteb's shareholders has two months to take the opportunity to buy such titles for himself paying the same amount offered by the third party.

It was specially agreed that such Inoteb's shareholders cannot purchase only a part of the titles but they have to buy all the titles concerned by the offer.

After the above mentioned 2 months the Inoteb's shareholders can sell their titles to the third party.

                                     * * * *

On October 6th, 1995 Immo Finance Corporation made an offer to 11 Inoteb's shareholders to purchase all their Inoteb's share and bonds, that is 30.150 shares and 7.497 bonds representing 51,53% of the capital share of Inoteb and 86,87% of convertible bonds issued by Inoteb.

In exchange Immo offered 27 Immo shares for each Inoteb share or bond.

Globally the exchange concern 30.150 Inoteb shares and 7.497 Inoteb bonds against 1.011.609 Immo shares that will be issued for this transaction.

The eleven concerned Inoteb's shareholders accepted the abovementioned Immo's offer and signed such agreement by October 18th.


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The other Inoteb's shareholders had until December 28th, 1995 the right to purchase such shares and bonds by delivering 1.011.609 Immo shares.

It is specified that the other Inoteb's shareholders had to exercise their priority rights for the whole transaction and not only for part of the transaction. These shareholders have already invested in Inoteb approximately FF
23.000.000 and did not exercice their priority right.

In conclusion Immo hold from December 28th, 1995, 51.33% of the capital share of Inoteb and 86.87% of the convertible bonds issued by Inoteb, that is virtually 54.959% of the capital share of Inoteb. The exchange of shares by and between Immo and the abovementioned 11 Inoteb's shareholders is running its course and the concerned Inoteb's securities are hold by a French notary on an trustee account.


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